Exhibit 99.1
NORTHFIELD EFFECTUATES PLANT CLOSING
EVANSTON, Ill.—(BUSINESS WIRE)—Northfield Laboratories Inc. (Nasdaq: NFLD — News) announced today that it has terminated the employment of substantially all of its operational and staff employees at its manufacturing facility in Mount Prospect, Illinois and headquarters in Evanston, Illinois.
The Company is evaluating future options for the Company and its business.
About Northfield Laboratories
Northfield Laboratories is developing a hemoglobin-based oxygen-carrying red blood cell substitute, PolyHeme. PolyHeme is a solution of chemically modified human hemoglobin that requires no cross-matching and is therefore compatible with all blood types. It has an extended shelf life in excess of 12 months. For further information, visit http://www.northfieldlabs.com.
Forward Looking Statement
This press release may contain forward-looking statements concerning, among other things, Northfield’s future business plans and strategies and clinical and regulatory developments affecting our PolyHeme red blood cell substitute product. These forward-looking statements are identified by the use of such terms as “intends,” “expects,” “plans,” “estimates,” “anticipates,” “should,” “believes” and similar terms. These forward-looking statements involve inherent risks and uncertainties. Our actual results may therefore differ materially from those predicted by the forward-looking statements because of various factors and possible events, our potential inability to obtain FDA approval to market PolyHeme commercially based on our BLA, our potential inability to obtain adequate additional capital to continue our business, our potential inability to maintain compliance with applicable Nasdaq listing standards, our potential inability to obtain adequate supplies of raw materials and to manufacture PolyHeme in commercial quantities, our potential inability to market PolyHeme successfully, the possibility that competitors will develop products that will render PolyHeme obsolete or non-competitive, our potential inability to protect our intellectual property rights, the outcome of a purported class action lawsuit as described in our most recently filed quarterly report on Form 10-Q, the possibility that we may be subject to product liability claims and other legal actions, our dependency on a limited number of key personnel, the uncertainty of third party reimbursement for our product and other risks and uncertainties described from time to time in our periodic reports filed with the Securities and Exchange Commission, including our most recently filed annual report on Form 10-K and quarterly report on Form 10-Q. These forward-looking statements speak only as of the date of this press release. We do not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the time such statement is made. All subsequent written and oral forward-looking statements attributable to Northfield or any person acting on our behalf are qualified by this cautionary statement.
Contact:
Northfield Laboratories Inc.
Sophia H. Twaddell, 847-864-3500
Vice President, Corporate Communications
stwaddell@northfieldlabs.com